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                      [LETTERHEAD OF THE BISYS GROUP, INC.]


                                                                     EXHIBIT 5.1

                                           June 1, 2001


The BISYS Group, Inc.
150 Clove Road
Little Falls, New Jersey  07424

                  Re:      The BISYS Group Inc.'s Registration Statement on Form
                           S-3

Ladies and Gentlemen:

                  I am the Executive Vice President and General Counsel of The BISYS Group, Inc., a Delaware corporation (the "Company"), and am acting as counsel in connection with its filing with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3 (the "Registration Statement"), with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $300,000,000 aggregate principal amount at maturity of its 4% Convertible Subordinated Notes due 2006 (the "Securities"), and shares of the Company's common stock, par value $0.02 per share (the "Shares"), issuable upon conversion of the Securities pursuant to that certain indenture, dated as of March 13, 2001 (the "Indenture"), between the Company and Chase Manhattan Trust Company, National Association, as trustee. The Company issued the Securities pursuant to that certain purchase agreement, dated as of March 7, 2001, by and between the Company and Bear, Stearns & Co. Inc. and Credit Suisse First Boston Corporation, as initial purchasers (the "Purchase Agreement"). The Securities and the Shares are to be offered and sold by certain securityholders of the Company.

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

                  In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement, the Indenture and the Purchase Agreement. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other
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The BISYS Group, Inc.
June 1, 2001

representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery of such documents by the parties to such documents, and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which I did not independently establish or verify, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

                  I am admitted to the bars in the States of New York and New Jersey and do not express any opinion as to the laws of any other jurisdiction.

                  Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth above, I am of the opinion that:

                  1. The Securities have been duly authorized and are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent enforcement thereof might be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditor's rights generally, and (ii) general principles of equity, regardless of whether enforceability is considered in a proceeding at law or equity.

                  2. The Shares initially issuable upon conversion of the Securities have been duly authorized and reserved for issuance and, when issued and delivered upon such conversion pursuant to the terms of the Indenture, will be validly issued, fully paid and non-assessable.
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The BISYS Group, Inc.
June 1, 2001

                  I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to the use of my name under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                       Very truly yours,

                                       /s/ Kevin J. Dell
                                       -----------------------------------------

                                       Kevin J. Dell, Esq.
                                       Executive Vice President and
                                               General Counsel